Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tekni-Plex, Inc.
Somerville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated October 3, 2004 relating to the consolidated financial statements and supplemental schedule appearing in the Company's Form 10-K for the year ended July 2, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

August 10, 2005